FOR IMMEDIATE RELEASE NEWS

October 1, 2008 OTCBB: LFVN

LIFEVANTAGE CORPORATION SCHEDULES 4TH QUARTER AND FY 2008
CONFERENCE CALL

SAN DIEGO, California — LifeVantage Corporation (OTCBB: LFVN), maker of Protandim®, will hold a conference call on October 7, 2008 at 10:00 a.m. PT (1:00 p.m. ET) to discuss its fourth quarter and fiscal year 2008 financial and operating results.

Interested parties may listen to the call by dialing 800-218-0204. A replay of the call also will be available by telephone until October 14, 2008 at 800-405-2236 passcode 11120566#.

About Protandim®
Protandim® is a groundbreaking, clinically proven and patented dietary supplement that increases the body’s natural antioxidant protection by inducing protective enzymes including, superoxide dismustase (SOD) and catalase (CAT). These naturally occurring enzymes simply become overwhelmed by free radicals as we get older. Oxidative stress (cell damage caused by free radicals) occurs as a person ages, when subjected to environmental stresses or as an associated factor in certain illnesses. TBARS are laboratory markers for oxidative stress in the body. New data from a scientific study in men and women show that after 30 days of taking Protandim®, the level of circulating TBARS decreased an average of 40 percent, with this decrease shown to be maintained at 120 days. Protandim® strengthens a person’s defenses against oxidative stress by increasing the body’s natural antioxidant enzymes. For more information, please visit the Protandim® product web site at www.protandim.com.

About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science-based, natural products company, dedicated to helping people reach their health and wellness goals through science-based solutions to oxidative stress. Founded in 2003 and based in San Diego, California, LifeVantage develops nutraceutical products, including Protandim®, that leverage the Company’s expertise and that are intended to deliver significant health benefits to consumers. For more information, visit www.lifevantage.com or contact Jan Strode at 619-890-4040.

Except for historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable common law.  The Company uses the words “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein.  These factors are difficult to accurately predict and may be beyond the control of the Company.  The following factors are among those that may cause actual results to differ materially from our forward-looking statements:  the Company’s limited cash flow and the rapid development of technology, lack of liquidity for the Company’s common stock, working capital shortages and the length of time for scientific advances to reach the market (if they ever reach the market).  These and other additional risk factors and uncertainties are discussed in greater detail in the Company’s Annual Report on Form 10-KSB and other documents filed with the Securities and Exchange Commission.  Forward-looking statements made by the Company in this news release or elsewhere speak only as of the date made.  New uncertainties and risks come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company.  The Company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date it is issued.  In light of these risks and uncertainties, investors should keep in mind that the results, events or developments disclosed in any forward-looking statement made in this news release may not occur.

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CONTACTS:

LifeVantage Corporation Jan Strode, Investor Relations Jean Golden, Investor Relations	Telephone: (619) 890-4040 Telephone: (612) 385-2324